Exhibit 99.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FINANCIAL STATEMENTS AND SCHEDULES

DECEMBER 31, 2006

FORMING A PART OF ANNUAL REPORT
PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

SMART SYSTEMS INTERNATIONAL, INC.

SMART SYSTEMS INTERNATIONAL, INC.

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Smart Systems International, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Smart Systems International, Inc. (the “Company”), as of December 31, 2006, and the related statements of stockholder’s deficit, operations and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion.

As discussed in Note A to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments”, effective January 1, 2006.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smart Systems International, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Russell Bedford Stefanou Mirchandani LLP
Russell Bedford Stefanou Mirchandani LLP
New York, New York May 07, 2007

SMART SYSTEMS INTERNATIONAL, INC.
BALANCE SHEET
DECEMBER 31, 2006

ASSETS
Current Assets:
Cash and cash equivalents (Note A)	$24,527
Accounts receivable, net of allowance for doubtful accounts of $9,111	162,126
Notes receivable (Note E)	42,501
Inventories, net of allowance of $111,775 (Note C)	622,397
Prepaid expenses	79,113
Deposits	80,555
Total current assets	1,011,219

Property and equipment, at cost:
Furniture and equipment, net of accumulated depreciation of $238,998 (Note D)	32,052

Other assets:
Patent fees, net (Note B)	39,378
Deposits	8,238
Total other assets	47,616

Total Assets	$1,090,887

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities (Note M)	$251,828
Credit line payable (Note F)	1,388,455
Notes payable - Third party, including accrued interest of $342,632 (Note G)	572,632
Notes payable - Related party, including accrued interest of $464,023 (Note G)	903,494
Customer deposits held	13,500
Total current liabilities	3,129,909

Commitments and contingencies (Note N)	-

Stockholders’ deficit
Common stock, $.001 par value, shares authorized 250,000,000, 76,210,017 shares issued and outstanding (Note H)	76,210
Additional paid-in-capital	13,827,609
Accumulated deficit	(15,942,841)
Stockholders’ deficit	(2,039,022)
Total Liabilities and Stockholders’ Deficit	$1,090,887

See accompanying notes to the financial statements

SMART SYSTEMS INTERNATIONAL, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

Revenue	$1,563,223

Cost of Sales	897,665

Gross Profit	665,558

Operating Expenses:

Research & Development (Note A)	433,645
Selling, General and Administrative	1,162,012
Employee and Non-employee Stock Based Compensation	10,898
Depreciation and Amortization	27,608
Total Operating Expense	1,634,163

Loss from Operations	(968,605)

Other Income (Expense):
Interest Expense	(219,025)
Total Other Income (Expenses)	(219,025)

Loss Before Provision for Income Taxes	(1,187,630)

Provision for Income Tax (Note K)	-

Net Loss	$(1,187,630)

Loss per common share (basic and dilutiive) (Note L)	$(0.02)

Weighted average common shares outstanding	76,210,017

See accompanying notes to the financial statements

SMART SYSTEMS INTERNATIONAL, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2006

	Common Stock	Common Stock	Paid-in Capital	Accumulated Deficit	Total
Balance at January 1, 2006	76,210,017	$76,210	$13,816,711	$(14,755,211)	$(862,290)
Stock based compensation expense related to employee stock options	-	-	10,898	-	10,898
Net loss	-	-	-	(1,187,630)	(1,187,630)
Balance at December 31, 2006	76,210,017	$76,210	$13,827,609	$(15,942,841)	$(2,039,022)

See accompanying notes to the financial statements

SMART SYSTEMS INTERNATIONAL, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006

Cash Flows from Operating Activities:
Net loss	$(1,187,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock options issued in exchange for services	10,898
Non-cash interest expense	218,342
Depreciation and amortization	27,608
Increase / decrease in:
Accounts receivable, trade	184,350
Note receivable	77,355
Inventory	(20,031)
Prepaid expenses and other	(142,960)
Deferred revenue	(27,831)
Accounts payable, accrued expenses and other	43,300
Net Cash Used In Operating Activities	(816,599)

Cash Flows From Investing Activities:
Payment of patent application fees	(10,696)
Net Cash Used In Investing Activities	(10,696)

Cash Flows From Financing Activities:
Proceeds from borrowing under Note Payable Credit line	765,790
Net Cash Provided By Financing Activities	765,790
Net (Decrease) In Cash and Equivalents	(61,505)
Cash and cash equivalents at the beginning of the year	$86,032
Cash and cash equivalents at the end of the year	$24,527

Supplemental Disclosures of Cash Flow Information:
Cash transactions:
Cash paid during the period for interest	$683
Income taxes paid	$-

See accompanying notes to the financial statements

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Smart Systems International, Inc. (the “Company”) is a high technology company incorporated in November 1992 to design, manufacture and sell commercial adaptive energy control computer systems. The Company is headquartered in Las Vegas, Nevada. The Company is targeting its systems at lodging and government properties across North America. Each system measures and records local conditions and adjusts to maximize energy savings while maintaining user comfort. The Company has a U.S. patent with forty-seven inventions, titled Apparatus and Method for Automatic Climate Control, on the technology used in its systems and has patent registrations in most foreign countries worldwide.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $9,111 at December 31, 2006.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents. At December 31, 2006 cash and cash equivalents totaled approximately $24,527.

Account Receivable

Accounts receivable are carried at original invoice less an estimate made for doubtful receivables. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss of $1,187,630 for the year ended December 31, 2006. The Company's current liabilities, on a consolidated basis, exceeded its current assets by $2,118,690 as of December 31, 2006.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life ranges from 1 to 5 years. Software consists primarily of purchased engineering design programs.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method. From time to time, the Company performs an analysis of the net realizable value of its inventory and should an impairment be indicated, the carrying value of the inventory would be reduced.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Net Loss Per Common Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by weighted average number of common shares outstanding for the period. Diluted EPS includes the effect of preferred stock, warrants and stock options in the calculation of weighted average shares outstanding.

Basic and diluted loss per share was computed using the weighted number of shares of common stock outstanding during each period. Stock options, warrants and preferred stock were not include in the calculation of diluted loss per share for the year ended December 31, 2006 as their effect would be anti-dilutive.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Revenue is recognized from product sales at the time of shipment when installation is not included in the sales price and after shipment and installation of the product when installation is included in the sale price.

Guarantees and Product Warranties

FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), requires that upon issuance of a guarantee, the guarantor must disclose and recognize a liability for the fair value of the obligation it assumes under that guarantee.

The Company’s guarantees were issued subject to the recognition and disclosure requirements of FIN 45 as of December 31, 2006. The sales price of the product includes a limited warranty. Upon sale of the product, the Company establishes an allowance for future warranty costs using a percentage of material costs based on historical cost percentages and through specific identification of anticipated future warranty costs. During the year ended December 31, 2006 the Company experienced less than one percent of units returned. As of December 31, 2006, the Company recorded warranty liabilities in the amount of $34,903 using this experience factor.

A roll-forward of warranty reserve is as follows:

2006
Beginning balance	$41,233
Warranty expense	-
Warranty claims	6,330
Ending balance	$34,903

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $4,050 in advertising costs during the years ended December 31, 2006.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs.” Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for 2006 was $433,645.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of the Company’s fiscal year 2006. The Company’s Financial Statements as of and for the year ended December 31, 2006 reflect the impact of SFAS 123(R). Stock-based compensation expense recognized under SFAS 123(R) for the year ended December 31, 2006 was $10,898, net of tax effect.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Statement of Operations. Prior to the adoption of SFAS 123(R), the Company did not recognize an expense in the Statement of Operations because the exercise price of the Company’s stock options granted to employees and directors approximated or exceeded the fair market value of the underlying stock at the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company’s Statement of Operations for the year ended December 31, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred, and accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s Statement of Operations because the exercise price of the Company's stock options granted to employees and directors approximated or exceeded the fair market value of the underlying stock at the date of grant.

Upon adoption of SFAS 123(R), the Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards granted beginning in fiscal 2006. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, based on a historical volatility index of an appropriate sector, as well as certain other market variables such as the risk free interest rate.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Disclosure for the year ended December 31, 2006 is not presented because the amounts are recognized in the financial statements. The fair value for stock awards was estimated at the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions for the year ended December 31, 2006:

2006
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.5%
Expected stock price volatility	70%
Expected dividend payout	0
Expected option life (in years)	10

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For 2006, expected stock price volatility is based on the historical volatility of the Company’s stock for the related vesting periods. The risk-free interest rate is based on the implied yield available on U.S. Treasury constant maturity securities with an equivalent remaining term. The Company has not paid dividends in the past and does not plan to pay any dividends in the near future.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, particularly for the expected term and expected stock price volatility. The Company’s employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate. Because Company stock options do not trade on a secondary exchange, employees do not derive a benefit from holding stock options unless there is an increase, above the grant price, in the market price of the Company’s stock. Such an increase in stock price would benefit all shareholders commensurately.

New Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE B - INTANGIBLE ASSETS

Intangibles consist of patent application expenses and are being amortized using the straight-line method over 17 years.Total amortization expense charged to operations for the year ended December 31, 2006 was $4,862.

NOTE C - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. At December 31, 2006 inventories consisted of the following:

2006
Raw Materials	$352,973
Finished Goods	381,199
$734,172
Inventory obsolescence provision	(111,775)
Net inventory	$622,397

The Company is in the process of upgrading and redesigning its products. Although the Company does not plan to immediately discontinue its existing product line, the introduction of new products will likely reduce the demand for inventories currently held by the Company. The Company performed a projected utilization analysis of material and finished goods inventories held at December 31, 2006 and determined the need for its provision for inventory obsolescence to $111,775 at December 31, 2006.

NOTE D - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at December 31, 2006 consists of the following:

2006
Machinery and equipment	$96,090
Software	13,929
Fixtures and Furniture	161,031
Total	$271,050
Less Accumulated Depreciation	(238,998)
Net property and equipment	$32,052

Depreciation expense included as a charge to income was $22,746 for the years ended December 31, 2006.

NOTE E - NOTE RECEIVABLE

In December 2003, the Company received a note from a customer the amount of $136,144 in conjunction with the sale of its product. The note bears interest at 9%, with monthly installments of principal and interest of $3,388 through December 31, 2007. The note is secured by the related product installed at various customer sites. As of December 31, 2006 the balance of the note receivable was $42,501.

NOTE F - CREDIT LINE PAYABLE

In October 2005 the Company initiated a series of notes payable “Credit Line Payable” from a shareholder amounting to $1,215,790 in principal and $172,665 in accrued interest as of December 31, 2006. Interest is compounded monthly at a maximum rate of 20% and $149,624 was expensed in the year ending December 31, 2006. The Credit Line Payable was secured by the Company’s tangible and intangible assets. The unpaid principal balance plus all accrued but unpaid interest shall be due and payable on the earliest to occur of October 13, 2007 or a mandatory prepayment event such as a (i) merger, (ii) sale, transfer or disposition of than 50% of the Company’s property, assets or business or (iii) the Company’s receipt of cash from equity or debt financing sources equal to or in excess of one million dollars. The notes payable are classified as current due to the acquisition of the Company’s assets by Telkonet, Inc. on March 9, 2007.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE G - NOTES PAYABLE (RELATED PARTY AND THIRD PARTY)

At December 31, 2006 notes payable consisted of the following:

	Principal	Accrued Interest	Total
Notes payable to related party, 8% to 11% interest annually, unsecured, past due	$439,471	$464,023	$903,494

Notes payable to third party , 10% to 11% interest annually, unsecured, past due	230,000	342,632	572,632
	$669,471	$806,655	$1,476,126

On January 1, 2002, the Company began to accrue interest on its notes payable using the simple interest method as allowed for by the related agreements. The Company accrued interest on such notes payable using the interest compounding method through December 31, 2001 and no accrued interest had been paid to the note holders. Interest expense for Notes payable to Related Party and Notes Payable to Third Party amounted to $45,417 and $23,300 for the year end December 31, 2006, respectively. The Notes Payable to Related Party and Notes Payable to Third party are currently past due the original maturity dates from 1997 through 2000. The notes payable and accrued interest are classified as current liabilities.

NOTE H - CAPITAL STOCK

As of December 31, 2006, the company has authorized 250,000,000 shares of common stock, with a par value of $.0.001 per share. The Company has 76,210,017 shares of common stock issued and outstanding as of December 31, 2006. The Company issued no stock during the year ended December 31, 2006.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE I - STOCK OPTIONS AND WARRANTS

Employee Stock Options

A summary of stock option activity is as follows:

Options Outstanding				Options Exercisable
Exercise Prices per share	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.00656	8,383,100	9.13	$0.00656	5,588,735	$0.00656

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2006	8,383,100	$0.00656
Granted	-	-
Exercised	-	-
Cancelled or expired	-	-
Outstanding at December 31, 2006	8,383,100	$0.00656

The weighted-average fair value of stock options granted to employees during the years ended December 31, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

2006
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.5%
Expected stock price volatility	70%
Expected dividend payout	-
Expected option life (in years)	10

Total stock-based compensation expense recognized in the statement of operations for the year ended December 31, 2006 was $10,898, net of tax effect. On March 9, 2007, the unvested stock options were accelerated and the fully vested 8,383,100 stock options were exercised at the acquisition of the Company's assets by Telkonet, Inc.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE J - RELATED PARTY TRANSACTIONS

In October 2005 the Company initiated a series of notes payable “Credit Line Payable” from GFI Investments, a shareholder, amounting to $1,215,790 in principal and $172,665 in accrued interest as of December 31, 2006. Interest is compounded monthly at a maximum rate of 20% and secured by the Company’s tangible and intangible assets. (See Note F)

The Company maintains certain Notes Payable to shareholders in the amount of $439,471 and accrued interest of $464,023. The unsecured notes payable accrue interest at 8% to 11% annually. (See Note G)

NOTE K - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

A reconciliation of tax (benefit) expense computed at the statutory federal tax rate on loss from operations before income taxes to the actual income tax expense is as follows:

2006
Tax provision computed at the U.S. statutory rate	$(403,794)
Book expenses not deductible for tax purposes	3,856
Change in valuation allowance for federal deferred tax assets	399,938
Income tax (benefit) expense	$--

Deferred income taxes include the net tax effects of net operating loss (“NOL”) carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

2006
Deferred Tax Assets:
Net operating loss carryforwards	$1,059,742
Reserves	73,701

Total deferred tax assets	1,133,443

Valuation allowance	(1,133,443)
Net deferred tax assets	$--

The Company has provided a valuation reserve against the full amount of the net deferred tax assets, because in the opinion of management, it is more likely than not that these tax assets will not be realized. The valuation allowance changed in total for the year by $437,053.

At December 31, 2006, the Company has net operating loss carryforwards of approximately $3 million for federal income tax purposes which will expire beginning in 2026.

The Company’s NOLs and certain built-in deduction and loss items are limited under Section 382 of the Internal Revenue Code (IRC). NOLs are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. During April 2005, the Company has determined an ownership change under Section 382 had occurred. The limitation imposed by Section 382 places an annual limitation on the amount of NOLs, certain built-in items of deduction or loss and tax credit carryovers that can be utilized. It has been estimated that the Section 382 limitation from the April 2005 ownership change would eliminate all NOLs generated prior to such ownership change date. As a result, no amount has been included in the deferred tax assets for NOLs generated prior to April 2005.

Management does not believe at this time that a subsequent ownership change under section 382 has occurred since April 2005. When the Company completes the necessary studies to finalize this determination, the amount of tax attributes available may be further reduced. However, since the valuation allowance offsets all available tax attributes subject to section 382, the effect of any such reduction would be offset by a corresponding reduction in the valuation allowance. Thus, the resolution of this matter is not expected to have a significant effect on the net reported assets, liabilities, revenues and expenses of the Company for the period presented.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE L - LOSS PER COMMON SHARE

The following table presents the computations of basic and dilutive loss per share:

2006
Net loss available to common shareholders	$(1,187,630)
Basic and fully diluted loss per share	$(.02)
Weighted average common shares outstanding	76,210,017

For the years ended December 31, 2006, 8,383,100 potential shares were excluded from shares used to calculate diluted losses per share as their inclusion would reduce net losses per share.

NOTE M - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 are as follows:

2006

Accounts payable	$170,917
Accrued payroll and payroll tax	46,008
Warranty	34,903
Total	$251,828

NOTE N - COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

The Company has a month-to-month operating lease for 9,006 square feet of office and warehouse space in Las Vegas, Nevada. Operating lease expense was $104,274 for the year ended December 31, 2006.

Legal Matters

The Company is involved in various legal claims arising out of the ordinary course of business. The Company believes that none of these claims, either individually or in aggregate, will have a material adverse affect on the Company’s financial position, results of operations or cash flows.

SMART SYSTEMS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE O - BUSINESS CONCENTRATION

During the year ended December 31, 2006 sales to three (3) major customers totaled $684,220, or 43% of total revenue. There are no accounts receivable due at December 31, 2006 from these customers.

Purchases from two (2) major suppliers approximated $319,971, or 87% of purchase for the years ended December 31, 2006. Total accounts payable of approximately $45,885, or 27%, of total accounts payable was due to these two suppliers as of December 31, 2006.

NOTE P - SUBSEQUENT EVENTS

Acquisition by Telkonet, Inc.

On March 9, 2007, Telkonet, Inc. acquired substantially all of the assets of the Company for cash and Telkonet, Inc. common stock having an aggregate value of $6,875,000. The purchase price was comprised of $875,000 in cash and 2,227,273 shares of the Company’s common stock. Telkonet, Inc. holds 1,090,909 shares in an escrow account for a period of one year following the date of acquisition from which certain potential indemnification obligations under the purchase agreement may be satisfied. The aggregate number of shares held in escrow is subject to adjustment upward or downward depending upon the trading price of the Telkonet’s common stock during the one year period following the closing date.